UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Akorn, Inc.
_________________________________________________________
(Name of Registrant as Specified In Its Charter)
__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIALS

Akorn, Inc.

1925 West Field Court, Suite 300
Lake Forest, Illinois  60045

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 29, 2011

TO THE SHAREHOLDERS OF AKORN, INC.:

You are cordially invited to attend the 2011 annual meeting of shareholders of Akorn, Inc.  (the “Company”, “we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time (Central Daylight Time) on April 29, 2011, at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six directors to the Board of Directors.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To have a non-binding advisory vote to approve the Company’s current executive compensation programs and practices.

4.
To have a non-binding advisory vote on how frequently – every one, two or three years – the Company will hold future advisory votes regarding the Company’s executive compensation programs and practices.

The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 11, 2011.  A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 1925 West Field Court, Suite 300, Lake Forest, Illinois  60045.

As outlined in the proxy statement, your Board of Directors recommends that you vote “FOR” Proposals 1 through 3 and vote “1 YEAR” on Proposal 4.  Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Raj Rai

Raj Rai
Chief Executive Officer

Lake Forest, Illinois
April 1, 2011

It is important that your shares be represented at the meeting regardless of the number of shares you hold.  Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting.  Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.   Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This Proxy Statement is dated April 1, 2011 and was first mailed to shareholders of Akorn, Inc. on or about April 5, 2011.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 29, 2011.

The proxy statement and 2010 annual report to stockholders are available at http://www.edocumentview.com/AKRX.

AKORN, INC.
1925 West Field Court, Suite 300
Lake Forest, Illinois  60045

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held April 29, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why have I received these materials?

This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on April 29, 2011.  You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.  We intend to mail this proxy statement and accompanying proxy card on or about April 5, 2011 to all shareholders entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders of record as of the close of business on March 11, 2011 will be entitled to vote at the annual meeting.  On March 11, 2011, there were 94,216,955 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name.  If on March 11, 2011 you were a “record” shareholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy.  Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Akorn to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on March 11, 2011, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee.  You may direct your broker or other nominee how to vote your shares of common stock.  However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form.  If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.

What am I voting on?

There are four matters scheduled for a vote:

●	Election of six directors;

●	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

●	Non-binding advisory vote regarding the Company’s executive compensation programs and practices; and

●
Non-binding advisory vote on how frequently – annually, every two years, or every three years – the Company will have future advisory votes on the Company’s executive compensation programs and practices.

How do I vote?

You may either vote “FOR” or “AGAINST” or abstain from voting for any or all of the Company’s nominees for Director.  You may likewise vote “FOR” or “AGAINST” or abstain from voting to ratify the Company’s selection of Ernst & Young LLP as its independent registered public accounting firm, and on the non-binding advisory vote regarding the Company’s executive compensation programs and practices.  With regard to the non-binding advisory vote on how frequently the Company will hold future advisory votes regarding the Company’s executive compensation plan, you may select every “ONE”, “TWO” or “THREE” years, or “ABSTAIN” from expressing a preference.

Shareholder of Record: Shares Registered in Your Name.  If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the annual meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

●
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.  If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn.  In order to vote, complete and mail the proxy card received from your broker or bank to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

How many votes do I have?

Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.

What constitutes a quorum for purposes of the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting.  The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the person named as proxy on the proxy card will vote in accordance with the recommendations of the Board.  The Board’s recommendation is set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

●	FOR the proposal to elect the nominated directors as set forth on page 5;

●
FOR the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, as set forth on page 7;

●	FOR the approval, by non-binding resolution, of the Company’s current executive compensation programs and practices, as set forth on page 8; and
●	Every ONE YEAR, as the frequency with which the Company should hold future non-binding advisory votes on the Company’s executive compensation programs and practices, as set forth on page 9.
With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.  At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?

If you are the shareholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all six nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, “FOR” ratification, by non-binding advisory vote, of our executive compensation programs and practices, and every “ONE YEAR” as the frequency with which we should include subsequent advisory votes regarding executive compensation programs and practices. If any other matter is properly presented at the annual meeting, your proxy (the individual named on your proxy card) will vote your shares using his best judgment.

If you are the beneficial owner, but not the shareholder of record, and return a signed and dated proxy card without marking any voting selections, your shares may not be voted by your nominee for the election of any of the six nominees for director, the non-binding advisory vote of our executive compensation programs and practices, or the frequency with which we should include subsequent advisory votes regarding executive compensation programs and practices, as these proposals are considered “non-routine”.  However, your shares may be voted by your nominee for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

How many votes are needed to approve each proposal?

The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors.  A plurality means the highest number of “FOR” votes.  Therefore, the six nominees receiving the most proper “FOR” votes will be elected.  Abstentions and broker non-votes will have no effect on the outcome.

The ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires a “FOR” vote from a majority of the votes cast.  Abstention will have the effect of an “AGAINST” vote.  Broker non-votes are expected to be cast at the discretion of the broker or other nominee of the beneficial owner.

The advisory vote regarding the Company’s current executive compensation plan is non-binding to the Company.   Passage of this advisory vote requires affirmative vote of the majority of votes cast.  Abstentions and broker non-votes will have no effect on the outcome.   Since this vote is non-binding, the Company maintains the right to adopt or maintain an executive compensation plan that has not been ratified by affirmative vote of its shareholders.

The selection of the frequency of future advisory votes regarding the Company’s executive compensation plans will be based on the majority of votes cast.  Abstentions and broker non-votes will have no effect on the outcome.  Since this vote is non-binding, the Company maintains the right to select a frequency for future advisory votes that varies from the expressed desire of the majority of its shareholders.

Can I change my vote after I return my proxy card?

Yes.  For shareholders of record, after you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:

●	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

●	You may submit a proxy bearing a later date.

●	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

For beneficial owners, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures.  In order to attend the annual meeting and vote in person, you will need to obtain a proxy from your nominee, the shareholder of record.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Akorn will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.  Our employees will not receive any additional compensation for participating in proxy solicitation.  We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Any shareholder who intends to present a proposal at the 2012 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 not later than December 31, 2011, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before Akorn begins to print and send its proxy materials, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any notice of a shareholder proposal submitted after December 31, 2011, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, a reasonable time before Akorn begins to print and send its proxy materials, will be considered untimely and outside the processes of Rule 14a-8 of the Exchange Act.

What does it mean if I receive more than one proxy?

It means you have multiple accounts with brokers and/or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare – Essential Registry Team, located at 350 Indiana Street, Suite 750, Golden, Colorado 80401 and may be reached at (303) 262-0678.

I.  PROPOSALS

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board has nominated six candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all six nominees.  All of the nominees listed below are currently directors.  If elected at the annual meeting, each of these nominees would serve until the 2012 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.  Directors are elected by a plurality of the votes properly cast in person or by proxy.  The six nominees receiving the highest number of affirmative votes will be elected.  In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board.  Each person nominated for election has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

The following table and narrative description sets forth, as of March 11, 2011, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of the six individuals nominated for election as director.  Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past seven years.

Name	Age	Director Since	Present Position with Akorn

John N. Kapoor, Ph.D.	67	1990	Chairman of the Board
Kenneth S. Abramowitz 1	60	2010	Director
Ronald M. Johnson 1,2,3	65	2003	Director
Steven J. Meyer 1,2,3	54	2009	Director
Brian Tambi	65	2009	Director
Alan Weinstein 2,3	68	2009	Director

1  Member of the Audit Committee.  Mr.Meyer is the Chair of this committee.
2  Member of the Compensation Committee.  Mr. Johnson is Chair of the committee.
3  Member of the Nominating and Corporate Governance Committee.

John N.  Kapoor, Ph.D.  Dr.  Kapoor has served as the Chairman of our Board since October 1990.  Dr.  Kapoor served as our interim Chief Executive Officer from March 2001 to May 2002 and as our Chief Executive Officer from May 2002 to December 2002.  Dr. Kapoor is the President of EJ Financial Enterprises, Inc.  (a health care consulting and investment company).  Dr. Kapoor is the chairman of the board of directors of Insys Therapeutics, a private drug development company focused on pain and oncology, into which NeoPharm, Inc.  (previously a publicly held biopharmaceutical company) merged in October 2010.   Prior to NeoPharm’s merger, Dr. Kapoor was the chairman of its board of directors. Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate one individual to be nominated and recommended by our Board for election as a director.   Dr. Kapoor was designated by the Kapoor Trust for this purpose prior to our 2011 annual meeting.

Kenneth S. Abramowitz.  Mr. Abramowitz was elected to the Board of Directors in May 2010.  Mr. Abramowitz is a co-founder and Managing General Partner of NGN Capital. He joined NGN Capital from The Carlyle Group in New York where he was Managing Director from 2001 to 2003, focused on U.S. buyout opportunities in the healthcare industry. Prior to that, Mr. Abramowitz worked as an Analyst at Sanford C. Bernstein & Company where he covered the medical supply, hospital management and Health Maintenance Organization (HMO) industries for 23 years. Mr. Abramowitz earned a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976. Mr. Abramowitz currently sits on the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, Cerapedics, Inc., Valtech Cardio and Small Bone Innovations, Inc. He previously served as a director at Option Care, Inc., Sightline Technologies Ltd and Power Medical Interventions, as well as MedPointe and ConnectiCare Holdings, Inc.

Ronald M.  Johnson.  Mr. Johnson was appointed a director by the Board in May 2003.  Mr. Johnson is the principal of Ron Johnson’s Compliance Services, LLC, which provides consulting services to the pharmaceutical, biologics and medical device industries on FDA regulatory requirements.  Previously, Mr. Johnson was Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides various healthcare consulting services to state and federal governments, healthcare insurers and healthcare institutions.  Prior to joining The Lewin Group, Mr. Johnson served as Executive Vice President of Quintiles Consulting, a business unit of Quintiles Transnational, Inc. from 1997 to 2006. Quintiles Consulting provides consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the United States Food and Drug Administration (“FDA”) regulatory requirements. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.

 Steven J. Meyer.  Mr. Meyer was appointed a director by the Board in June 2009.  Since 2005, Mr. Meyer has served as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors.  Mr. Meyer sits on the Board of Directors for INSYS Therapeutics.  Mr. Meyer also served as the Corporate Treasurer and International Controller and VP of Global Operations during a 23-year career at Baxter International, Inc.

Brian Tambi.  Mr. Tambi was appointed a director by the Board in June 2009.  Since August 2006, Mr. Tambi has served as the Chairman of the Board, President & CEO of BrianT Laboratories and has been a member of the Board of Directors of Insys Therapeutics since July 2007.  From November 1995 to July 2006, Mr. Tambi was the Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., a leading manufacturer and marketer of oral liquid and topical pharmaceuticals.  Mr. Tambi has over 30 years of executive management experience with companies such as IVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group.  EJ Funds nominated Mr. Tambi to serve on the Board of Directors pursuant to its rights under the April 13, 2009 Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things, granted EJ Funds the right to require us to nominate two directors to serve on our Board of Directors.

Alan Weinstein.  Mr. Weinstein was appointed a director by the Board in July 2009.  Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing   organizations.  Previously, Mr. Weinstein was the Founder and President of Premier, Inc., an organization which provides various shared services to member hospitals.  Mr. Weinstein serves as a director on the boards of Vascular Pathways, Inc., Precyse Solutions, SutureExpress and MedMarketplace.com.

There is no family relationship among any of the directors or executive officers of the Company.

The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.

The Company’s Board of Directors consists of nine seats, three of which are currently vacant and are expected to remain vacant beyond the date of the Company’s 2011 Annual Meeting.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board is seeking shareholder ratification of its selection of Ernst & Young LLP (“E&Y”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

We expect representatives of E&Y to be present at the 2011 annual meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders regarding our audit for the year ended December 31, 2010.

E&Y has served as our independent registered public accounting firm for the years ended December 31, 2008, 2009 and 2010.  The Audit Committee initially engaged E&Y on December 5, 2007 to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2008, and has renewed the engagement each of the last two years.

Audit Fees

We have paid fees to E&Y for the following professional services that they have provided to us as of, and for the years ended, December 31, 2010 and 2009:

(i)	the audit of our consolidated financial statements as of and for the years then ended, as included in our Annual Reports on Form 10-K filed with the SEC;
(ii)	the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002;
(iii)	the reviews of our condensed consolidated interim financial statements, as filed on Forms 10-Q with the SEC; and
(iv)	reviews of other statutory and regulatory filings, such as registration statements on Forms S-3 or S-8.

Aggregate fees, including out-of-pocket expenses, for the above-listed professional services rendered by E&Y during 2010 and 2009 were $486,000 and $660,000, respectively.

 Audit-Related Fees

There were no audit-related fees paid to E&Y during the years ended December 31, 2010 and 2009.

Tax Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with tax compliance, tax advice and corporate tax planning for the years ended December 31, 2010 and 2009, were $30,000 and $54,000, respectively.

All Other Fees

There were no additional fees paid to E&Y during the years ended December 31, 2010 and 2009.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining E&Y’s independence.  At their regularly scheduled and special meetings, the Audit Committee of the Board considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm.  For 2010, the Audit Committee pre-approved all of the audit and non-audit services that were performed by E&Y.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011.

PROPOSAL 3.   NON-BINDING ADVISORY VOTE ON THE COMPANY’S CURRENT EXECUTIVE COMPENSATION PLANS AND PROGRAMS.

You are being asked to vote on a proposal commonly known as a “say-on-pay” proposal, which gives you the opportunity to express your approval or disapproval, on a non-binding advisory basis, of our executive officer compensation program, policies and practices through the following resolution:

“RESOLVED, that the stockholders of Akorn, Inc. approve, on an advisory basis, the Company’s executive compensation plans and programs, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company’s proxy statement for the 2011 annual meeting of stockholders.”

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis, beginning on page 21.  As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles which emphasize compensation opportunities that reward results.  Our use of stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term stockholders, thereby supporting the Company’s strategic objectives and mission.

This advisory vote is in accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), adopted in mid-2010. The Dodd-Frank Act requires that public companies give their stockholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of stockholders held after January 21, 2011.  The SEC has adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement.  This “say-on-pay” proposal and the following proposal regarding the frequency of a stockholder vote on executive compensation (Proposal 4) are being submitted to you to obtain the advisory vote of the stockholders in accordance with the Dodd-Frank Act, Section 14A of the Securities Exchange Act and the SEC’s rules.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors (including our Compensation Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Company’s current executive compensation plans and programs.

PROPOSAL 4.  FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES REGARDING
THE COMPANY’S EXECUTIVE COMPENSATION PLANS AND PROGRAMS.

You are being asked to vote, on a non-binding advisory basis, on the frequency with which we should conduct an advisory stockholder vote on our executive compensation plans and programs (say-on-pay).

You are given the option on the proxy card of selecting a frequency of every 1, 2 or 3 years, or abstaining. For the reasons set forth below, our Board recommends that you select a frequency of every 1 year.

Our Board values the opinions of the Company’s stockholders. The Board has determined that an advisory vote on executive compensation held every year would offer stockholders the best opportunity to timely express their views on the Company’s executive compensation plans and program and enable the Board and the Compensation Committee to determine current stockholder sentiment. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board will take into account the outcome of the vote when determining how often the Company should conduct an advisory vote on the compensation of our Named Executive Officers as it deems appropriate.

You are not being asked to vote “for” or “against” the Board of Directors’ recommendation. You are being asked to select from one of the four choices set forth in the resolution. The alternative (other than abstention) that receives the most votes will be deemed the advice of the stockholders.

The Board of Directors unanimously recommends that you vote in favor of holding future non-binding advisory votes regarding the Company’s executive compensation plans and programs every “ONE” year.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors

The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our nominees and current directors, as applicable, as of March 11, 2011 are included in this proxy statement under the heading “PROPOSAL 1.  ELECTION OF DIRECTORS” above and are incorporated herein by reference.

Independence of the Board of Directors

Our common stock is traded on The NASDAQ Stock Market LLC (“NASDAQ”).  The Board has determined that a majority of the members of, and nominees to, the Board qualify as “independent,” as defined by the listing standards of NASDAQ.  Consistent with these considerations, after review of all relevant transactions and relationships between each director and nominee, or any of his family members, and Akorn, its senior management and its independent auditors, the Board has further determined that all of our directors and nominees are independent under the listing standards of NASDAQ, except for Dr. Kapoor and Mr. Tambi.  In making this determination, the Board considered that there were no new transactions or relationships between its current independent directors and Akorn, its senior management and its independent auditors since last making this determination.

Leadership Roles

Our bylaws do not require that the positions of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) be separate.  Our bylaws allow for the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time.  Further, the Board does not have a policy relating to the separation of the offices of Chairman of the Board and CEO.  Our offices of Chairman of the Board and CEO have been separate since 2002, when our Chairman, John Kapoor last served as both Chairman of the Board and CEO.  Currently, with the separation of the positions, the Chairman of the Board oversees strategic planning for the Company, and the CEO oversees the day-to-day planning, execution and operational matters. The Board believes that the separation of the two roles provides a balance of these important responsibilities and best suits the skills of Dr. Kapoor and Mr. Rai.  However, the Board believes that retaining the flexibility to unify the two roles is beneficial to Akorn and, as such, the Board intends to continue to exercise its discretion in combining or separating these positions depending on the particular circumstances and needs of the Company at any time.

Risk Management

With respect to the subject of risk, we accept the premise that with innovation and progress we must also confront various risks. We also recognize that risk can be predicted, evaluated, avoided and/or managed.  Further, the Board acknowledges that inappropriate risk avoidance and management could damage Company assets as well as stockholder value. Given these principles, senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management and compliance programs and policies.  We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board providing guidance in these areas.

Executive Sessions of Independent Directors

Our independent directors meet periodically in executive sessions when only independent directors are present.  Persons interested in communicating with the independent directors may address correspondence to a particular director or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Board Meetings

During the year ended December 31, 2010, our Board and its committees held 27 meetings, of which ten (10) were meetings of the full Board, while the remaining 17 were meetings of various committees, either in conjunction with full Board meetings or held separately.  All of the directors who served on the Board for the entire year attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve.  Kenneth Abramowitz, who was elected to the Board in May 2010, attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which he served during the period between the date he joined the Board and December 31, 2010.  All members of the Board at the time of the 2010 annual meeting attended the 2010 annual meeting.

Committees of the Board

The Board has three committees: an audit committee established in accordance with Section 3(a)(58)(A)) of the Exchange Act (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), with the members of each committee indicated below.

●	The Audit Committee consists of Mr. Meyer (Chair), Mr. Johnson, and Mr. Abramowitz.

●	The Compensation Committee consists of Mr. Johnson (Chair), Mr. Meyer, and Mr. Weinstein.

●	The Nominating and Corporate Governance Committee consists of Mr. Johnson, Mr. Meyer, and Mr. Weinstein.

The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Akorn regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related person transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.  The Audit Committee met five (5) times during the 2010 fiscal year.  A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under the listing standards of NASDAQ.  The Board has determined that Mr. Meyer qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules.  The Board made a qualitative assessment of Mr. Meyer’s level of knowledge and experience based on a number of factors, including his formal education, and his experience as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors, as well as his experience as Corporate Treasurer and International Controller and VP of Global Operations at Baxter International, Inc.  Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Meyer’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Meyer any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board.

Compensation Committee

The Compensation Committee, which met ten (10) times during the 2010 fiscal year, reviews and approves the overall compensation strategy and policies for Akorn.  The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; and administers equity awards and stock purchase plans.  Each member of the Compensation Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ.  A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board.  A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ.  The Nominating and Corporate Governance Committee met twice during the 2010 fiscal year.

  The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Akorn, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders.  However, the Board retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Akorn and the long-term interests of shareholders.  In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and Akorn, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to Akorn during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence.  In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.

Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience.  Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

In order to find a Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders.  Upon the election of candidates at our annual meeting of shareholders on April 29, 2011, the Board will have three vacancies, one of which is reserved for a nominee to be named by our Chairman, Dr. John Kapoor, in accordance with terms of a Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009 between the Company and EJ Funds, LP, a company controlled by our Chairman.

Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the annual meeting, addressed to the Nominating and Corporate Governance Committee, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.  Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act.  The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee.

Board Member Qualifications

John N.  Kapoor, Ph.D.

The Nominating and Corporate Governance Committee has nominated Dr. Kapoor to serve on the Board because of his business leadership and industry experience as Chief Executive Officer of health care and pharmaceutical companies and the President of EJ Financial Enterprises, Inc.

 In addition, Dr. Kapoor’s outside board experience with Introgen Therapeutics, Inc. and as former chairman of the board of directors of NeoPharm, Inc. and Option Care, Inc. provides him with valuable perspective for guiding us.

Kenneth S. Abramowitz.

The Nominating and Corporate Governance Committee has nominated Mr. Abramowitz to serve on the Board because of his business leadership and industry experience currently as a co-founder and Managing General Partner of NGN Capital and previously as Managing Director at The Carlyle Group in New York, and as an Analyst at Sanford C. Bernstein & Company.

In addition, Mr. Abramowitz’s outside board experience as a member of the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, Cerapedics, Inc., Valtech Cardio and Small Bone Innovations, Inc. and previous service on the boards of Option Care, Inc., Sightline Technologies Ltd and Power Medical Interventions, as well as MedPointe, MultiPlan Acquisition Holdings and ConnectiCare Holdings, Inc. provides him with valuable perspective for guiding us.

Ronald M.  Johnson.

The Nominating and Corporate Governance Committee has nominated Mr. Johnson to serve on the Board because of his business leadership, FDA consultation and industry experience as a principal of Ron Johnson’s Compliance Services, LLC, Executive Vice President of The Lewin Group, thirty years employment experience with the FDA, primarily in the compliance and enforcement areas, as well as his ongoing experience providing consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet FDA regulatory requirements.

Steven J. Meyer.

The Nominating and Corporate Governance Committee has nominated Mr. Meyer to serve on the Board because of his business leadership and industry experience as the Chief Financial Officer of JVM Realty, experience as the Corporate Treasurer and International Controller and VP of Global Operations at Baxter International, Inc., and membership on the Board of Directors of Insys Therapeutics.

            Brian Tambi.

The Nominating and Corporate Governance Committee has nominated Mr. Tambi to serve on the Board because of his business leadership, FDA and industry experience as the Chairman of the Board, President & CEO of BrianT Laboratories, former Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., member of the Board of Directors of Insys Therapeutics, and his executive management experience with companies such as IVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group.

            Alan Weinstein.

The Nominating and Corporate Governance Committee has nominated Mr. Weinstein to serve on the Board because of his business leadership and industry experience as a consultant to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing  organizations; and as the Founder and President of Premier, Inc.

Additionally, Mr. Weinstein’s past and present experience as a member of the Board of Directors of American DG Energy, SterilMed, Precyse Solutions, SutureExpress, Vascular Pathways and MedMarketplace.com is important to us.

Communications with the Board

Historically, we have not adopted a formal process for shareholder communications with the Board.  Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner.  We believe our responsiveness to shareholder communications to the Board has been excellent.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Akorn’s financial reporting process on behalf of the Board.  As part of this oversight function, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and discussed the audited financial statements with management.  Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2010 fiscal year as well as all reports issued by Akorn’s independent auditor related to its audit of Akorn’s financial statements for the 2010 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.

The audit committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

This report is submitted by the Audit Committee, consisting of:
Steven J. Meyer (chair)
Kenneth S. Abramowitz
Ronald M.  Johnson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Either the Audit Committee or the Board approves all related party transactions.  The procedure for the review, approval or ratification for a related party transaction involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures.  In addition, the Board and the Audit Committee review the details of major deals and transactions to ensure that they do not involve related-party transactions.  Members of management have been informed and understand that they are to bring related party transactions to the Audit Committee or the Board for approval.  These policies and procedures are evidenced in the Audit Committee Charter and the Code of Ethics.

Certain Transactions

John N. Kapoor, Ph.D., our Chairman of the Board and a shareholder, is the President of EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”).  EJ Financial is involved in the management of health care companies in various fields and Dr. Kapoor is involved in various capacities with the management and operation of these companies.  The Kapoor Trust, the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies.  Although these companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business.  Discoveries made by, or other activities of, one or more of these companies could render our products less competitive or obsolete.

On July 28, 2008, we borrowed $5,000,000 from the Kapoor Trust, and issued a subordinated promissory note in the principal amount of $5,000,000 (the “Subordinated Note”).  The Subordinated Note accrued interest at a rate of 15% per year and was due and payable on July 28, 2009. On August 17, 2009, the Subordinated Note was refinanced for an additional five years, the new due date being August 17, 2014.  In addition to the term extension, the principal amount was increased to $5,853,267 to include accrued interest through August 16, 2009, and the Company issued 2,099,935 warrants to the Kapoor Trust (the “Subordinated Note Warrants”) to purchase the Company’s common stock at an exercise price of $1.16 per share, the closing price of the Company’s stock on August 14, 2009.  On December 16, 2010, we voluntarily prepaid the principal of the Subordinated Note, along with a 10% early payment fee and all accrued interest, effectively canceling the note.  Our total cash payment on December 16, 2010, including principal, accrued interest, and the early payment fee, was $6,475,176.

The Company is party to a $10 million revolving Credit Agreement (the “Credit Agreement”) with EJ Funds LP (“EJ Funds”), a company for which EJ Financial serves as the sole general partner.   As of December 31, 2009, the Company had an outstanding balance of $3.0 million borrowed against the Credit Agreement.  This amount represents the largest balance outstanding during 2010.  The outstanding principal was repaid in March 2010 and the Company did not borrow against the Credit Agreement subsequent to that repayment.  During 2010, the Company paid $53,000 in interest under the Credit Agreement, assessed at a fixed rate of 10% per annum.

Originally, on January 7, 2009, the Company entered into a four-year Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation (“GE Capital”) as agent for several financial institutions.  On March 31, 2009, the Company consented to an Assignment Agreement between GE Capital and EJ Funds which transferred to EJ Funds all of GE Capital’s rights and obligations under its existing $25,000,000 GE Credit Agreement.  Subsequent to signing the Assignment Agreement, on April 13, 2009 the Company entered into a Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things (i) reduced the revolving loan commitment under the Credit Agreement to $5,650,000, (ii) set the interest rate for all amounts outstanding under the Credit Agreement to 10% per annum with interest payments due monthly, (iii) granted EJ Funds the right to require the Company to nominate two directors to serve on its Board of Directors, and (iv) granted EJ Funds a warrant to purchase 1,939,639 shares of the Company’s common stock at an exercise price of $1.11 per share, subject to certain adjustments (the “Modification Warrants”).  On August 19, 2009, the Company and EJ Funds agreed to an amendment increasing the loan commitment to $10,000,000 and waiving the Company’s requirement to comply with debt covenants until April 1, 2010.  In exchange for EJ Funds increasing its loan commitment to $10,000,000 and waiving covenant compliance obligations until April 1, 2010, the Company issued to EJ Funds 1,650,806 warrants to purchase its common stock at an exercise price of $1.16, the closing price of the Company’s stock on August 14, 2009 (the “Credit Facility Warrants”).  Subsequently, on January 27, 2011, EJ Funds and the Company signed a Waiver and Consent that waived the Company’s obligation to comply with the capital expenditure limit for 2011.

On April 15, 2009, we also entered into a Reimbursement and Warrant Agreement (the “Reimbursement Agreement”) with EJ Funds and the Kapoor Trust, pursuant to which the Kapoor Trust agreed to provide a Letter of Credit (the “L/C”) as security for our payment obligations to MBL under the MBL Letter Agreement and the MBL Settlement Agreement. Simultaneous with the delivery of the Reimbursement Agreement, the L/C was issued by the Bank of America in favor of MBL. The Reimbursement Agreement provided, among other things, that we would reimburse the Kapoor Trust for any draws by MBL under the L/C through the mechanism of causing the amount of the draws to become term indebtedness payable to the Kapoor Trust on the same terms as the revolving debt under the Credit Agreement. All of our obligations under the Reimbursement Agreement would also be considered secured obligations under the Credit Agreement.  Pursuant to the Reimbursement Agreement, we also issued a warrant to the Kapoor Trust (the “Reimbursement Warrants”) to purchase 1,501,933 shares of our common stock at an exercise price of $1.11 per share, subject to certain adjustments. In addition, the Reimbursement Agreement provided that if funds were drawn against the L/C, we would be required to issue the Kapoor Trust additional warrants to purchase 200,258 shares of our common stock  at $1.11 per share for every $1,000,000 drawn on the L/C.  The L/C requirement expired on October 3, 2010, ninety-five (95) days after June 30, 2010, the date the Company submitted its final payment due under the MBL Settlement Agreement.

            The shares of our common stock issuable upon exercise of the Subordinated Note Warrants, the Modification Warrants, the Reimbursement Warrants and the Credit Facility Warrants (collectively, the “Kapoor Warrants”), along with those other warrants that may be issued under the Modification Agreement and Reimbursement Agreement and other shares of common stock held by EJ Funds, the Kapoor Trust and their affiliates, are subject to registration rights as set forth in the Modification Agreement. Under the Modification Agreement, we agreed to file a registration statement with the SEC within 75 days of the date of the Modification Agreement. We also agreed to continue the effectiveness of the registration statement until the earliest of the dates (i) all securities registrable thereunder have been sold, (ii) all such registrable securities may be sold in a single transaction by their holders to the public under Rule 144 under the Securities Act, and (iii) no shares of our common stock registered under the registration statement qualify as “registrable securities” thereunder.

On June 28, 2010, the Company and Dr. Kapoor entered into an Amended and Restated Registration Rights Agreement (the “Amended Agreement”) which modified certain terms related to the Company’s obligation to obtain and maintain registration of any shares issued pursuant to exercise of the Kapoor Warrants.  The Amended Agreement still requires the Company to use “commercially reasonable efforts” to file a registration statement pursuant to Rule 415 of the Securities Act of 1933 (“Registration Statement”) for any shares of common stock that may be issued under the applicable warrant agreements, and to maintain the continuous effectiveness of such Registration Statement until the earliest of: (i) the date no shares of the Company’s common stock qualify as registrable securities, (ii) the date on which all of the registrable securities may be sold in a single transaction by the holder to the public pursuant to Rule 144 or similar rule, or (iii) the date upon which the Kapoor Trust and EJ Funds have transferred all of the registrable securities.  However, the Registration Rights Agreement has been amended to explicitly state that in the event the Company, after using its good faith commercially reasonable efforts, is not able to obtain or maintain registration of the common stock, delivery of unregistered shares upon exercise of the Kapoor Warrants will be deemed acceptable and a net cash settlement will not be required. The Amended Agreement further provides that the term “commercially reasonable efforts” in such instance shall not mean an absolute obligation of the Company to obtain and maintain registration.

On March 3, 2010, the Company entered into an 8-year sub-lease agreement with EJ Financial for their sub-lease of a portion of our corporate offices in Lake Forest, Illinois.  This sub-lease commenced on April 1, 2010.  Under the terms of the sub-lease agreement, EJ Financial pays the Company base monthly rent plus a proportionate share of common area maintenance costs. The total base rent payable to the Company during the life of this sub-lease is approximately $592,000.

During 2010, the Company obtained $327,000 in legal services from Bryan Cave, LLP, a partner of which is the spouse of our Senior Vice President, General Counsel and Secretary.  In addition, the Company’s 50%-owned non-consolidated joint venture, Akorn-Strides, LLC, obtained $103,000 in legal services from Bryan Cave, LLP during the year 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and on written representations from our officers, directors, and any person whom we understand owns more than 10% of our common stock, we found that during 2010, all such transactions have been reported to the SEC.

CODE OF ETHICS

Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions.  We will satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K.  A copy of the Code of Ethics can be obtained at our website.  Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.

Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act.  The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation.  This policy was distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

III.  SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of March 11, 2011, the following persons were directors, nominees, Named Executive Officers, or others with beneficial ownership of 5% or more of our common stock.  The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed.  Unless otherwise noted the address of each of the following persons is 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Beneficial Ownership of Holders of 5% or more of our Common Stock:

Beneficial Owner	Shares Beneficially Owned		Percent of Class
John N. Kapoor, Ph.D.	35,992,465	(1)	35.49%

Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 300 Chicago, IL 60606	5,030,821	(2)	5.34%

(1)
The shares beneficially owned by our Chairman, Dr. Kapoor, include shares to which beneficial ownership may be acquired within 60 days of March 11, 2011 by the exercise of warrants.  (For full description of the shares beneficially owned by Dr. Kapoor, see Note (2) to the table below.)

(2)
The stock ownership of Columbia Wanger Asset Management, LLC is as of December 31, 2010 as reflected in the Schedule 13G filed with the SEC on February 10, 2011.  Columbia Wanger Asset Management, LLC holds sole voting and dispositive power over their shares.

Beneficial Ownership of Directors, Nominees and Named Executive Officers:

Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Directors and Nominees
John N. Kapoor, Ph.D.	35,992,465	(2)	35.49%
Kenneth S. Abramowitz	51,585	(3)	0.05%
Ronald M. Johnson	180,000	(4)	0.19%
Steven J. Meyer	109,500	(5)	0.12%
Brian Tambi	55,000	(5)	0.06%
Alan Weinstein	125,000	(5)	0.13%
Named Executive Officers
Raj Rai	1,050,000	(6)	1.10%
Timothy A. Dick	218,808	(7)	0.23%
Joseph Bonaccorsi	259,822	(8)	0.28%
John R. Sabat	178,220	(9)	0.19%
Mark M. Silverberg	157,682	(10)	0.17%
Directors and officers as a group (11 persons)	38,378,082		37.16%

(1)
Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 11, 2011 by the exercise of options, warrants or other convertible securities.  Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)
Includes (i) 25,129,896 shares of common stock owned by the Kapoor Trust, of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 491,173 shares of common stock owned directly by Dr. Kapoor, (iii) 3,045,644 shares owned by EJ Financial / Akorn Management L.P., of which Dr. Kapoor is the managing general partner, (iv) 133,439 shares of common stock owned by several trusts, the trustee of which is an employee of EJ Financial Enterprises Inc., a company for which Dr. Kapoor serves as President, and the beneficiaries of which are Dr. Kapoor’s children, (v) 3,590,445 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP, and (vi) 3,601,868 shares of common stock issuable upon the exercise of warrants held by the Kapoor Trust.  Additional warrants may become issuable to EJ Funds pursuant to the Modification Agreement and to the Kapoor Trust pursuant to the Reimbursement Agreement (see “Certain Transactions” above).  Dr. Kapoor holds sole voting and dispositive power over 29,356,376 beneficially-owned shares and holds shared voting and dispositive power over 6,636,089 beneficially owned shares, which includes the 3,045,644 shares owned by EJ Financial / Akorn Management L.P and the 3,590,445 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP.

(3)	Includes 34,585 shares of common stock issuable upon exercise of options.

(4)	Includes (i) 85,000 shares of common stock issuable upon exercise of options and (ii) 10,000 shares of restricted common stock of which 5,000 shares will vest on each of August 7, 2011 and 2012.

(5)	Includes (i) 45,000 shares of common stock issuable upon exercise of options and (ii) 5,000 shares of restricted common stock of which 2,500 will vest on each of August 7, 2011 and 2012.

(6) (7) (8)
Includes 1,050,000 shares of common stock issuable upon the exercise of options.

Includes 177,777 shares of common stock issuable upon the exercise of options.

Includes 199,999 shares of common stock issuable upon the exercise of options.

(9)	Includes 53,332 shares of common stock issuable upon the exercise of stock options.

(10)	Includes 114,998 shares of common stock issuable upon the exercise of stock options.

EQUITY COMPENSATION PLANS

Equity Compensation Plans

Under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “2003 Plan”), options have been granted to employees and directors and remain outstanding as of December 31, 2010.  The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan is 11,000,000. Options granted under the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant and generally vest over a period of three years and expire five years from date of grant.

The Akorn, Inc. Employee Stock Purchase Plan (the “ESPP”) permits eligible employees to acquire shares of our common stock through payroll deductions in whole percentages from 1% to 15% of base wages, at a 15% discount from the market price of our common stock, subject to an annual maximum purchase of $25,000 in market value of common stock.  A maximum of 2,000,000 shares of our common stock may be issued under the terms of the ESPP.

 We do not have any equity compensation plans that have not been approved by our shareholders.

Summary Table.  The following table sets forth certain information as of December 31, 2010, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders:	7,960,221	$1.87	2,930,962
Equity Compensation plans not approved by security holders:	-	-	-

Total	7,960,221	$1.87	2,930,962(1)

(1)	Includes 2,079,455 shares of common stock available under the 2003 Plan and 851,507 shares of common stock available under the ESPP.

IV.  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of March 31, 2011.  Our officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Position	Age	Year Became Officer

Raj Rai	Chief Executive Officer “CEO”	44	2009
Timothy A. Dick	Chief Financial Officer, “CFO”	41	2009
Joseph Bonaccorsi	Senior Vice President, General Counsel, and Secretary	46	2009
John R. Sabat	Senior Vice President, National Accounts and Trade Relations	61	2004
Mark M. Silverberg	Executive Vice President, Operations, Global Quality Assurance and Regulatory Affairs	57	2006

Raj Rai.  Mr. Rai was appointed Interim Chief Executive Officer in June 2009, and appointed Chief Executive Officer in May 2010.  He had been appointed Strategic Consultant to the Special Committee of the Board in February 2009, following the departure of Arthur Przybyl, our former President and Chief Executive Officer.  Prior to joining Akorn, Mr. Rai was the President and CEO of Option Care, Inc., a leading provider of home infusion pharmacy and specialty pharmacy services, which was acquired by Walgreen Co. in August 2007.  Mr. Rai previously served on the board of directors of SeQual Technologies Inc., a leading manufacturer of portable oxygen concentrators.

             Timothy A. Dick   Mr. Dick was appointed Chief Financial Officer in June 2009. Most recently, he was Vice President, Operations Improvement & Analysis of Option Care, Inc., a division of Walgreen Co. Mr. Dick has previously held various leadership positions in the areas of financial planning, analysis, and acquisitions at Option Care, Inc.  Prior to joining Option Care, Inc. in September 2001, Mr. Dick held various management positions in finance and acquisitions with both Johnson & Johnson and Peace Health, a Seattle-based regional health care system.

 Joseph Bonaccorsi  Mr. Bonaccorsi joined Akorn from Walgreen Co., where he served as Senior Vice President Mergers & Acquisition and Counsel for the Walgreens-Option Care Home Care division. Mr. Bonaccorsi joined Option Care, Inc in 2002, where he served as Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer through 2007. Prior to joining Option Care, Inc., he was in private law practice in Chicago, Illinois.  He received his BS degree from Northwestern University and his JD from Loyola University School of Law, Chicago.

John R. Sabat.  Mr. Sabat assumed the position of Senior Vice President, National Accounts and Trade Relations in June 2009, after serving as Senior Vice President Sales, Marketing and National Accounts since February 2009.  He had served as our Senior Vice President, National Accounts since October 2004.  He joined us in June 2003 as Vice President, National Accounts.  Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex, Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.

            Mark M. Silverberg.  Mr. Silverberg was appointed as our Executive Vice President, Operations, Global Quality Assurance, and Technical Services in May 2009, after serving as Senior Vice President, Global Quality Assurance since May 2006.  He joined us in April 2005 as Vice President, Global Compliance.  Prior to joining us, Mr. Silverberg served as Director of Division Quality for the Diagnostics Division of Abbott Laboratories.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis presents an overview of our compensation program, focusing on the elements of compensation awarded or paid to our executive officers, including our CEO, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, “Named Executive Officers”).

Compensation Philosophy and Objectives.

The Compensation Committee shepherds the development of our compensation philosophies and practices, and ensures that the total compensation paid to our executive officers is fair and reasonable. We are a specialty pharmaceutical company operating in an extremely competitive environment. Our Company experienced business and financial challenges over the past several years. The Committee focused intently on how best to attract and reward executives with the unique intersection of industry and turnaround skills needed at that point in time. In making compensation decisions, our intent is to align the Company’s key executives’ goals and incentive pay with the goals of our shareholders. Our compensation philosophy is intended to provide total compensation opportunities, which include base salary, bonus, long term equity compensation, and a health and welfare benefits package.  Our goal is to incentivize the uniquely skilled employees who will carry out our strategic plan, mission, and goals, while maintaining our required high quality standards.

The Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers, and, since 2005, has retained its own independent compensation consultants which have provided the Committee with support, advice and recommendations. In 2005, we instituted formal management-by-objectives (MBO) annual performance based awards for all of our Named Executive Officers.  Our MBO based program has continued to be a major component of our compensation strategy.  It affords us the opportunity and framework for establishing both corporate and individual performance objectives while providing us the flexibility to reward superior performance in overcoming unforeseen circumstances and exceptional achievements.  Individual MBOs extend beyond financial performance and include actions required for the continued turnaround and future growth of the company.

In 2009 and 2010, the Compensation Committee worked with two different executive compensation consultants, each of which reviewed our compensation practices for the Named Executive Officers.    In 2010, our consultant worked with the Compensation Committee in comparing our executive compensation with pertinent market data taken from published salary surveys reflecting a broad range of entities, both within and outside our own specialty pharmaceutical industry. The study also included proxy data from a selected peer group, which is comprised of HiTech Pharmacal Co., Inspire Pharmaceuticals, ISTA Pharmaceuticals, Lannet Co., Obagi Medical Products, and Par Pharmaceutical.  Specifically, the Compensation Committee requested the consultant to report base and annual salary incentive percentages for executives in similar sized companies and/or similar industries.  We reviewed these surveys and information in order to obtain a general understanding of current compensation practices and trends for specific positions held versus just focusing on the Named Executive Officers. Furthermore, we do not target our Named Executive Officers’ compensation at a certain level or percentage based on other companies’ compensation arrangements. Based on our review of these sources, our aggregate compensation for the Named Executive Officers falls at the aggregated medians of the Named Executive Officers of our proxy group. The aggregate for the Named Executive Officers in total target cash compensation, if full target bonus is paid under our annual incentive plan, falls slightly below the 60th percentile for the Named Executive Officers of our peer group.  The greatest increase in Total Direct Compensation for our Named Executive Officers should come from appreciation in their Long Term Incentives.

We seek to attract and retain results-oriented executives with proven track records in the healthcare and pharmaceuticals industries who can lead the company to sustained growth and profitability. Our overall compensation packages to our Named Executive Officers reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for new product development and earnings growth. At the same time, we provide balanced and attractive benefits that provide security for the Named Executive Officers and their families.  There are no special benefits or perquisites for our executive officers.  The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent.  Specifically, the Compensation Committee’s objective is the establishment of executive compensation strategies that:

●	Assure that total cash compensation is based upon performance in the achievement of pre-determined financial and business objectives,

●	Provide incentives that reward short-term as well as long-term achievements,

●	Provide equity-based compensation incentives to align the financial interests of executive officers with those of shareholders, and

●	Promote executive retention.

The Compensation Committee annually establishes Named Executive Officer base salaries, fixes annual incentive compensation pay for performance objectives based on both individual and company goals, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate, and considers awards of long-term equity compensation.

Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management.   Additionally, the Compensation Committee has received guidance from other Board members, including Dr. Kapoor, who has substantial and meaningful experience in ownership and management of pharmaceutical and life science companies.  The Compensation Committee also seeks input from the CEO, particularly related to the establishment and measurement of corporate and individual objectives and recommendations related to overall employee compensation matters.

With respect to establishing the CEO and CFO compensation, we gather, analyze and evaluate the compensation mix provided by our comparator groups, as well as consider the other factors set forth in the Compensation Committee’s charter.  Because of our unique business operations and business plan as well as the lack of a single direct competitor across all market segments, we formulated a peer group that came closest to reflecting the labor market for executive talent in our industry

Components of Compensation.  Our compensation program generally provides equivalent benefits for all salaried and hourly-paid employees. For our managers, directors and vice presidents, including our executive officers, we provide additional compensation designed to reward performance.  For 2010, the principal components of compensation for our executive officers were:

●	Base Salary,

●	Performance-Based Annual Bonus,

●	Long-Term Incentive Compensation, including periodic grants of long-term stock-based compensation, such as stock options, which are subject to time-based vesting requirements, and

●	Health and Welfare Benefits.

Base Salary.

In setting the CEO’s, CFO’s and General Counsel’s base salaries, we consider both internal equity issues and external equity based on analysis of comparator group data.  The Compensation Committee determines the base salary and other compensation to be paid to our CEO, CFO and General Counsel for the upcoming year and additionally reviews and approves our CEO’s goals and objectives for that year. In connection with its review and determination, the Compensation Committee considers the input of the Chairman of our Board of Directors, who conducts a detailed review of the performance of our CEO.  Our Chairman also presents his recommendation for any change in base salary or other compensation components for our CEO.

               The Compensation Committee reviews and approves the compensation of our other Named Executive Officers as recommended by the CEO.  In connection with such determinations, the CEO reviews the performance of, and proposes salary increases for, all managers who report to him. Any increases are generally based upon the individual’s performance during the previous year and any changes in responsibilities for the upcoming year.  The Compensation Committee reviews the reasonableness of any proposed compensation for the Named Executive Officers. In conducting its review and making its determinations, the Compensation Committee reviews a history of base salary, cash incentive bonus targets and payouts, and equity awards, prepared by the Company’s Human Resources Department.  During the year, our CEO may change the base salary of the managers who report to him, with the exception of our CFO and General Counsel, without prior approval of our Compensation Committee.  He may do so in order to address significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons. Our CEO will submit proposed compensation changes for the CFO and General Counsel to the Compensation Committee for review and approval.  The CEO did exercise this authority during 2010.

We are pleased that the approved corporate MBOs for 2010 were not only achieved, but exceeded.  While revenues increased 13.9%, improved margins combined with a slight decrease in SG&A resulted in a Gross Profit increase of 171%.  These results are due to the management team’s execution of the MBOs set out by Mr. Rai and the Board of Directors.  At year-end our stock price had appreciated by 339%.

Effective June 8, 2009, we signed a six-month Executive Consulting Agreement with our CEO that sets forth his monthly consulting fees in the amount of $17,949, plus a $200,000 balloon payment at the end.  The Executive Consulting Agreement was subsequently amended effective December 7, 2009 to extend its term for an additional year and set the new consulting fee rate to $33,333 per month, equating to $400,000 per year.  This consulting agreement was then subsequently renewed and amended effective June 8, 2010 for a period of two years.  Under the terms of the Executive Consulting Agreement, as amended, effective June 8, 2010, Mr. Rai is to receive an annual consulting fee of $500,000, paid in monthly installments, for his service as Chief Executive Officer, with the opportunity to earn bonus equal to 100% of his annual compensation beginning in fiscal year 2011.  The Compensation Committee and the Board felt that the financial achievements under Mr. Rai’s leadership merited this increase.  The Executive Consulting Agreement, as amended, also defines the amounts payable to Mr. Rai upon termination of his services following a change in control of the Company.  Mr. Rai’s agreement does not contain any perquisites.  There is not a single trigger for his change of control provision.

The Company entered into employment agreements with its CFO and General Counsel.  Each employment agreement has an initial term of one-year and is automatically renewed for successive one (1) year periods unless written notice of non-extension is provided.  The employment agreements describe payments due to the officer upon termination under various scenarios, including his termination following a change in control.  Neither of these agreements has a change of control provision with a single trigger.  None of the Company’s other Named Executive Officers has a formal employment agreement.

Our Human Resources Department (“HR”) evaluates compensation levels and composition and fashions competitive pay packages on a company-wide basis.  HR also works closely with the Compensation Committee and the CEO in planning for recruitment and retention of employees.  Based on HR’s research and the CEO’s recommendations, we fix these salaries at rates that we believe are generally competitive, but we do not attempt to pay at the high end of our competition.

Performance-Based Annual Bonus.

In 2010 and 2011, we structured specific annual incentive compensation pay based upon MBOs for our CEO, CFO and General Counsel.  After the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to induce achievement of that plan and budget.  For the 2010 year, we set MBOs for our CEO, CFO and General Counsel that could have resulted in the CEO, CFO and General Counsel receiving bonuses of 60%, 40% and 40% of their respective base compensation if all objectives were fully achieved, with additional opportunity for 30%, 20% and 20% “stretch” bonuses, respectively.  For the 2011 year, we set the CEO’s bonus target at 100% of base compensation, the CFO’s bonus at 50% of base compensation and General Counsel’s bonus at 40% of base compensation.  The CFO and General Counsel each have additional opportunity for “stretch” bonus at 25% and 20% of their base compensation, respectively.   Also, in 2010 and 2011, we approved specific objectives and target percentages of compensation for the Named Executive Officers, other than the CEO and CFO, based on the CEO’s recommendation and our review of the appropriate objectives for these individuals.  Each Named Executive Officer has established MBOs that align with each of the Corporate MBOs enumerated below.

Pursuant to our 2010 MBO program, corporate performance measurements included achieving specific objectives for (i) achieving a certain amount of cash flow and earnings (ii) performing to budget, (iii) launching a certain number of new products and executing identified business initiatives, and (iv) minimizing business and operational risks.  Each Named Executive Officer has established MBOs that align with each of these Corporate MBOs.

No executive is part of an incentive plan that has any guaranteed bonus amounts.  None of our executives is eligible for any tax gross-ups.  The company has eliminated all perquisites including company cars.   The company does not have a pension plan and does not have a Supplemental Executive Retirement Plan.

At the outset of 2010, Mr. Rai established financial goals required for incentive payout. The plan necessitated the achievement of corporate goals before any individual payouts would be made.  The stretch goal for Net Revenues was 11.5% higher than the base and the EBITDA stretch goal required exceeding the base by 72%. Both of these goals were exceeded which allowed the stretch bonus amounts to be paid.  Individual payouts to the Named Executives Officers were in the range of 96-100% of individual goal achievement.   Mr. Rai also developed individual goals around five governing principles for incentive pay.  These five principles were to:

▪	Deliver 2010 budget

▪	Improve cash-flow

▪	Complete development of new products

▪	Minimize Business Risk

▪	Launch new products

Each of the Named Executive Officers was given five specific goals each of which tied back to at least one, if not multiple governing principles.  In addition, each goal was tied to activities that each executive could drive or influence.

The table below illustrates the distribution of governing principles across the individualized goals of the Named Executive Officers.  This shows that Minimizing Business Risk was found most often as the guiding principle of an individual goal, while eleven different goals were tied back to delivering the 2010 Budget.

Minimize Business Risk	Deliver 2010 Budget	Achieve Break-even or improve cash flow	Complete Development of new products	Launch new products according to plan
14	11	6	5	3

With the exception of Mr. Sabat, all other executives had each goal weighted equally at 20%.  Mr. Sabat had 50% of his incentive tied to Increased Revenues, while the other four were focused on margin improvement and increased cash flows.

For the year 2010, we paid bonuses to each of our named executive officers based on their achievement of personal MBOs and the Company’s achievement of its performance targets.  “Stretch” bonuses were paid based on the Company exceeding the 2010 “stretch” budget targets established by the Board at the beginning of the year.  In accordance with the bonus percentages detailed above, the “stretch” bonuses for the CEO, CFO and General Counsel were calculated at 50% of their base bonus amounts.  Our other named executive officers likewise received “stretch” bonuses equal to 50% of their base bonus amounts.  Our named executive officers’ bonuses for 2010 (paid in 2011) were calculated as follows:

	Base Pay for Bonus Calculation (a)	% Personal MBO Achievement (b)	Base Bonus Opportunity (c)	Base Bonus Amount (d)	Stretch Bonus Opportunity (e)	Stretch Bonus Amount (f)	Total 2010 Bonus Paid (g)
Raj Rai	$ 456,000	100%	60%	$ 270,000	30%	$ 135,000	$ 405,000
Timothy A. Dick	256,000	98%	40%	100,352	20%	50,176	150,528
Joseph Bonaccorsi	256,000	96%	40%	98,304	20%	49,152	147,456
John R. Sabat	264,000	100%	30%	79,200	15%	39,600	118,800
Mark M. Silverberg	261,000	96%	30%	75,168	15%	37,584	112,752
TOTALS	$ 1,493,000			$ 623,024		$ 311,512	$ 934,536

(d)   Base Bonus Amount = Base Pay (a) x % Personal MBO Achievement (b) x Base Bonus Opportunity (c).
(f)   Stretch Bonus Amount = Base Pay (a) x % Personal MBO Achievement (b) x Stretch Bonus Opportunity (e).
(g)   Total 2010 Bonus Paid = Base Bonus Amount (d) + Stretch Bonus Amount (f).

The company has not yet instituted a claw-back provision for its short-term incentive bonus plan.

Long Term Incentive Compensation.

We grant non-qualified stock options to our named executive officers as a means of rewarding past performance and encouraging continued efforts to achieve personal and Company objectives in the current and future years.  During 2010, the Board approved the grant to our CEO of 900,000 stock options having a grant-date fair value of $1,274,550, approved the grant to our CFO of 550,000 stock options having a grant-date fair value of $716,064, and approved the grant to our General Counsel of 200,000 stock options having a grant-date fair value of $237,540.  These options were granted at existing market prices and vest one third per year on each of the first three anniversaries of their grant dates.  They bear an expiration date five (5) years from date of grant.

Stock Options granted in 2010 reflect the company’s belief that Long Term Incentives should provide a large majority of compensation opportunity for our named executives.  The company does not have any Long Term Cash Incentives nor does it maintain a pension plan or a SERP.

While the company has not yet adopted any stock ownership guidelines, given the number of shares beneficially owned by each of the Named Executive Officers, the company is confident each executive could currently fulfill a requirement to own a multiple of 3 – 5 times his base salary.

Benefits.

Post-Termination Payments.  The consulting agreement with our CEO provides for post-termination benefits under certain circumstances following a change of control of ownership of the Company, which would include accelerated vesting of equity compensation awards, and a multiple of base salary and past bonus compensation.

The employment agreements with our CFO and General Counsel provide for post-termination benefits under certain circumstances.  Further, in the event of a termination for good cause by the CFO or General Counsel or for no cause following a change of control of ownership of the Company, post-termination benefits and compensation would include accelerated vesting of equity compensation awards, and a multiple of base salary and past bonus compensation.

Company-Wide Benefits.  Executive officers (with the exception of Mr. Rai) and all full-time employees are eligible to participate in other standard benefits, including health, (which is partially funded by the employee), 401(k), disability and life insurance, flexible spending accounts, employee stock purchase plan, employee assistance program, education assistance program, travel assistance, paid time off and holidays.  Part time employees are eligible to participate in a limited benefits program which includes 401(k), employee stock purchase plan, and limited holiday and paid time off.   At the recommendation of management, the Board of Directors may elect to approve matching 401(k) contributions.  As of January 1, 2011, we are matching employee 401(k) contributions at a rate of 50% of the first 6% contributed by the employee.  We had suspended our matching contribution in May 2009 and re-established the match in April 2010 at 25% of the first 6% contributed, before increasing back to 50% of the first 6% contributed in January 2011.

            ESPP.  The Akorn, Inc. Employee Stock Purchase Plan permits eligible employees to acquire shares of our common stock, at a 15% discount from market price, through payroll deductions not exceeding 15% of base wages.  Purchases under the ESPP are subject to an annual maximum purchase of $25,000 in market value of our common stock.

Other Considerations.

Tax Considerations.  It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation (except certain equity incentives) paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.  We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.

Accounting Treatment Considerations.  We are especially attuned to the impact of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation, with respect to the grant and vesting of equity compensation awards.  Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years.  This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.

Timing of Equity Grants and Equity Grant Practices.  The Compensation Committee recommends to the Board equity compensation to all of the Named Executive Officers and all other Company employees.  All awards are made based on the closing price of our stock on the date of approved award.  In addition, awards may be made to new employees upon their joining the company, and to employees who are promoted during the year.  The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities Section 18 of the Exchange Act, except to the extent that Akorn specifically incorporates by reference all or part of a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2010 and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement..

This report is submitted by the Compensation Committee, consisting of:

Ronald M. Johnson, Chair
Steven Meyer
Alan Weinstein

Executive Compensation Tables

The following table includes information concerning compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2010, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)

Raj Rai (4)	2010	-0-	405,000	-0-	3,160,000			456,109	4,021,109
Chief Executive Officer	2009	-0-	-0-	-0-	1,740,000			333,241	2,073,241

Timothy A. Dick	2010	256,538	150,528	-0-	716,064			6,825	1,129,955
Chief Financial Officer	2009	126,538	-0-	-0-	206,640			3,550	336,728

Joseph Bonaccorsi	2010	256,346	147,456	-0-	237,540			7,262	648,604
Senior Vice President,	2009	161,588	-0-	-0-	119,550			3,898	285,036
General Counsel and Secretary

John R. Sabat	2010	263,900	118,800	-0-	124,591			7,469	514,760
Senior Vice President, Sales,	2009	255,458	-0-	-0-	46,986			13,177	315,621
Marketing & National Accounts	2008	213,675	-0-	-0-	-0-			19,970	233,645

Mark M. Silverberg	2010	260,870	112,752	-0-	159,424			8,315	541,361
Senior Vice President,	2009	256,370	-0-	-0-	158,315			14,299	428,984
Global Quality Assurance &	2008	236,500	-0-	-0-	-0-			24,274	260,774
Regulatory Compliance

(1)
The amounts shown in this column are the annual cash bonus incentive awards earned in the applicable year and paid to the Named Executive Officers in the following year.  No cash bonuses were paid to the Named Executive Officers for the years 2008 or 2009.

(2)
This column shows the grant-date fair value of restricted stock awards granted during the applicable year.  Additional information regarding restricted stock awards is included in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(3)
This column shows the grant-date fair value of stock options granted during the applicable year.  These amounts were determined as of the options’ grant dates using a Black-Scholes option valuation model.  The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2010.

(4)
The grant-date fair value of the Option Awards for Mr. Rai includes $1,274,550 related to the 900,000 stock options granted to him in 2010, plus $1,885,450 of incremental fair value assigned to 1,750,000 stock options granted on August 7, 2009.  This grant of 1,750,000 options was approved by the Board on August 7, 2009, but did not become effective until May 21, 2010, the day the Company’s shareholders approved an amendment to the 2003 Stock Option Plan allowing this grant to proceed.  On May 21, 2010, the fair value of these 1,750,000 options was $3,278,800, compared to their original fair value of $1,393,350 calculated as of August 7, 2009.  The incremental value of $1,885,450 is included in the Option Awards figure presented above for 2010, while the original value of $1,393,350 is included in the Option Awards figure for 2009.

(5)
The amounts reported in this column represent the dollar amount for each Named Executive Officer for consulting services (CEO only), severance payments, perquisites and other personal benefits, tax reimbursements, our matching contributions to the Akorn 401(k) savings plan, insurance premiums, and other benefits as follows:

Name	Year	Fess for Consul- ting Services ($)	Severance ($)	Car Allow- ance ($)	Spouse Travel ($)	Disability Insurance Premium ($)	Tax Gross-Up ($)	401(k) Match ($)	Group Term Life Insurance Premium ($)	Health Insurance Premium ($)	All Other ($) (1)	Total ($)
Raj Rai	2010 2009	456,109 333,241	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	456,109 333,241
Timothy A. Dick	2010 2009	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 404	-0- -0-	2,723 -0-	360 448	-0- -0-	3,742 2,698	6,825 3,550
Joseph Bonaccorsi	2010 2009	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 462	-0- -0-	2,980 -0-	540 512	-0- -0-	3,742 2,924	7,262 3,898
John R. Sabat	2010 2009 2008	-0- -0- -0-	-0- -0- -0-	-0- 2,077 6,000	-0- -0- -0-	-0- 693 1,992	-0- 3,168 1,176	1,875 2,264 5,178	2,376 768 756	-0- 981 2,989	3,218 3,226 1,879	7,469 13,177 19,970
Mark M. Silverberg	2010 2009 2008	-0- -0- -0-	-0- -0- -0-	-0- 2,077 6,000	-0- -0- -0-	-0- 693 1,399	-0- 2,202 803	3,025 2,362 7,095	1,548 768 756	-0- 981 2,989	3,742 5,216 5,232	8,315 14,299 24,274

(1)	This column represents the discount from market value on shares purchased through the Employee Stock Purchase Plan for Messrs. Bonaccorsi, Dick, Sabat and Silverberg.

2010 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards granted to our Named Executive Officers during the year ended December 31, 2010.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (1) ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Raj Rai	2/22/10 5/21/10								150,000 750,000	1.46 2.61	126,750 1,147,800
Timothy A. Dick	2/22/10 5/21/10								183,333 366,667	1.46 2.61	154,916 561,147
Joseph Bonaccorsi	2/22/10 5/21/10								100,000 100,000	1.46 2.61	84,500 153,040
John Sabat	2/22/10 5/21/10								75,000 40,000	1.46 2.61	63,375 61,216
Mark M. Silverberg	2/22/10 5/21/10								80,000 60,000	1.46 2.61	67,600 91,824

(1)	The per-share exercise or base price of the options granted in the fiscal year is based on the closing price of our common stock on the grant date of each respective option.
(2)
The grant date fair values of the option awards granted during 2010 were based on the closing prices of our common stock on the respective grant dates.  The grant date fair value of the stock option awards was determined using a Black-Scholes option valuation model.   The assumptions used for all grants in 2010 were the same as those reflected in Note I to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at 2010 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2010, for each of our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS (1)						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date (8)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Raj Rai	250,000 (2)	-0-		1.00	6/8/2014
	750,000 (3)	1,250,000		1.34	8/7/2014
	-0- (4)	150,000		1.46	2/22/2015
	-0- (5)	750,000		2.61	5/21/2015

Timothy A. Dick	116,666 (6)	233,334		1.00	6/12/2014
	-0- (4)	183,333		1.46	2/22/2015
	-0- (5)	366,667		2.61	5/21/2015

Joseph Bonaccorsi	83,333 (7)	166,667		0.81	5/6/2014
	-0- (4)	100,000		1.46	2/22/2015
	-0- (5)	100,000		2.61	5/21/2015

John R. Sabat	8,333 (8)	16,667		1.60	11/19/2014
	16,666 (8)	33,334		1.60	11/19/2014
	3,333 (8)	6,667		1.60	11/19/2014
	-0- (4)	75,000		1.46	2/22/2015
	-0- (5)	40,000		2.61	5/21/2015

Mark M. Silverberg	16,666 (9)	33,334		1.11	5/26/2014
	16,666 (8)	33,334		1.60	11/19/2014
	17,500 (10)	17,500		1.60	11/19/2014
	37,500 (10)	37,500		1.60	11/19/2014
	-0- (4)	80,000		1.46	2/22/2015
	-0- (5)	60,000		2.61	5/21/2015

(See next page for corresponding Notes)

NOTES:

(1)	Outstanding stock options at December 31, 2010, become exercisable in accordance with the vesting schedule below:

	Grant Date	Vesting Schedule

(2)	6/8/2009	Vested immediately upon grant.
(3)	8/7/2009
250,000 options vested on 12/8/2009 and 250,000 options to vest every six months thereafter, until 6/8/2013, for as long as and providing that Mr. Rai continues to render CEO consulting services to the Company.

(4)	2/22/2010	1/3 per year beginning on the first anniversary of the grant

(5)	5/21/2010	1/3 per year beginning on the first anniversary of the grant

(6)	6/12/2009	1/3 per year beginning on the first anniversary of the grant

(7)	5/6/2009	1/3 per year beginning on the first anniversary of the grant

(8)	11/19/2009	1/3 per year beginning on the first anniversary of the grant

(9)	5/26/2009	1/3 per year beginning on the first anniversary of the grant

(10)	11/19/2009	¼ vesting immediately and ¼ on each of next three anniversaries of grant

See “2010 Grants of Plan-Based Awards” for more information on outstanding stock options.

2010 Option Exercises and Stock Vested Table

None of our Named Executive Officers realized any value from the exercise of option awards or the vesting of stock awards during the year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Tax Liability	Value Realized on Vesting ($) (1)

Potential Payments Upon Termination or Change of Control

We entered into agreements with our CEO, CFO and General Counsel which include severance and change of control provisions that may require us to make payments to these individuals in the event of the termination of the CEO’s consulting services and the CFO’s and General Counsel’s employment, and increased payments and acceleration of unvested equity grants, such as stock options, following a change in control.

Under the terms of the agreements, we will provide certain protections for a period of one year for the CEO, CFO and General Counsel following a change of control. In the event the CEO’s Consulting Agreement, or the CFO’s or General Counsel’s employment is terminated involuntarily by the Company or successor or for good reason by the individual officer during such period, he would then be provided with severance benefits under the terms of the agreement. The agreement does not provide for any tax gross-up of severance pay.

A “change of control” generally means (i) any other person or entity acquires ownership of 40 % or more of our outstanding common stock or the combined voting power over our outstanding voting securities;  (ii) the incumbent directors, as defined in the agreements, cease to constitute at least a majority of the board; or (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions.

“Good reason” generally means the occurrence of any of  (a) a change in officer’s status or responsibilities which represents a material and adverse change from officer’s status or responsibilities, or the assignment to officer of any duties or responsibilities which are materially inconsistent with officer’s status or responsibilities; (b) a reduction in officer’s base salary to a level below that in effect at any time previously; (c) the Company’s requiring officer to be based at any place outside a 50-mile radius from officer’s job location or residence without the officer’s consent; (d) the failure of the Company to obtain an agreement, satisfactory to the officer, from any successors to assume and agree to perform the agreement.

With respect to the CEO’s Consulting Agreement, if, during the term of the agreement, the agreement is terminated within ninety (90) days prior to or twelve (12) months following a change in control, the CEO then would be entitled to the following compensation and benefits:

i. If the CEO’s Consulting Agreement is terminated by the Company for good cause, due to the CEO’s disability or death, due to CEO’s retirement, or by CEO for any other than for Good Reason, the Company would pay to CEO accrued compensation.

ii.   If the CEO’s Consulting Agreement is terminated by the Company without good cause, or by the CEO for Good Reason, the CEO would be entitled to (a) the Company would pay CEO all accrued compensation and a pro-rata bonus amount; (b) the Company would pay CEO as a liquidated sum in lieu of any further compensation for periods subsequent to the termination date, an amount in cash equal to three (3) times the sum of base annual compensation and bonus amount; and
(c) the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to CEO under the Company’s stock option and other stock incentive plans or under any other incentive plan or arrangement would lapse and such incentive award would become 100% vested, all stock options and stock appreciation rights granted to the CEO would become immediately exercisable and would become 100% vested and all performance units granted to the CEO would become 100% vested.

Under the Consulting Agreement with our CEO, he is subjected to non-compete provisions pursuant to which the CEO shall not compete with the business of the Company during the term of his employment.  The CEO is specifically prohibited from engaging in any business activity that is or may reasonably be found to be in competition with the business of the Company.  Further, the CEO is prohibited during the term and for twelve months following the termination of the Consulting Agreement from soliciting, enticing or inducing any Company employees or business away from the Company to be employed by any competitor of the Company.

With respect to the CFO and General Counsel, if, during the term of their respective agreements, the agreement is terminated within ninety (90) days prior to or twelve (12) months following a change in control, the officer would then be entitled to the following compensation and benefits:

i.  If the officer’s employment were terminated by the Company for good cause, due to the officer’s disability or death, due to officer’s retirement, or by the officer for any other than for Good Reason, the Company would pay to officer accrued compensation.

ii. If the officer’s employment is terminated by the Company without good cause, or by the officer for Good Reason, the officer would be entitled to: (a) the Company would pay officer all accrued compensation and a pro-rata bonus amount; (b) the Company would pay officer an amount in cash equal to two (2) times the sum of  base annual compensation and bonus amount; (c) until the second (2nd) anniversary of the termination date, officer would have such rights with respect to benefits provided by the Company, including without limitation car allowance, life insurance, disability, medical, dental and hospitalization benefits as were provided to officer within ninety (90) days preceding the date of the Change in Control; and (iv) the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to officer under the Company’s stock option and other stock incentive plans or under any other incentive plan or arrangement would lapse and such incentive award would become 100% vested, all stock options and stock appreciation rights granted to officer would become immediately exercisable and would become 100% vested and all performance units granted to the officer would become 100% vested.

Any change of control severance payment amounts made to the CEO, CFO or General Counsel would be paid in a single lump sum cash payment within thirty (30) days of the termination, and would be subject to all applicable tax and other withholdings.  In the event that any payment or benefit received or to be received by CEO in connection with termination of his Consulting Agreement would constitute a parachute payment within the meaning of Section 280G of the Code or any similar or successor provision to 280G would be subject to the excise tax imposed by Section 4999 of the Code, then such Severance Parachute Payments would be reduced to the largest amount which would result in no portion of the Severance Parachute Payments being subject to the Excise Tax.  The agreements do not provide for any tax gross-up of severance pay.

Termination Other Than for Cause or Disability; Voluntary Termination for Good Reason.
Further, with respect to the CFO and General Counsel, if either officer is terminated other than for cause or disability, or the officer terminates employment for “good reason” either more than 90 days prior to or 12 months following a change of control, he would be entitled to a lump sum payment equal to the amount of the officer’s accrued compensation and pro-rated bonus, plus:

(i)  an amount in cash equal to one (1) times the sum of the base annual compensation and bonus; (ii) until the first (1st) anniversary of the termination, the officer would have such rights with respect to all benefits provided by the Company as were provided to the officer as of the termination date or, if greater, at any time within ninety (90) days preceding the termination date, and (iii) the amounts provided would be paid in a single lump sum cash payment within thirty (30) days after the termination plus accrued pay in lieu of unused vacation;

Termination for Death or Disability or for Cause.  If the CFO’s or General Counsel’s employment with the Company would be terminated (i) by the Company for Cause, (ii) due to officer’s Disability or death, (iii) due to officer’s retirement pursuant to the Company’s policies applying to executive officers generally, or (iv) by officer other than for Good Reason, the Company would pay to officer the accrued compensation. Cause generally means an officer’s willful and continued failure to perform substantially his duties.

Each of the agreements with the CFO and the General Counsel contains non-compete provisions pursuant to which the CFO and the General Counsel shall not compete with the business of the Company during the term of their employment and for twelve months following their employment termination. Specifically, the officers will not engage in any business activity that is or may reasonably be found to be in competition with the business of the Company.  Further, the CFO and General Counsel are prohibited from soliciting, enticing or inducing any Company employees or business away from the Company to be employed by any competitor of the Company.

The following table sets forth the estimated amounts payable to each of our Named Executive Officers upon a “change in control” of the Company:

	Raj Rai	Timothy A. Dick	Joseph Bonaccorsi	John R. Sabat	Mark M. Silverberg
Cash Severance Payments	$ 1,500,000	$ 580,000	$ 540,000	$ -0-	$ -0-
Cash Bonus Payments	1,500,000	435,000	324,000	-0-	-0-
Accelerated Vesting of Stock Options (1)	9,199,000	3,296,836	1,683,668	-0-	-0-
Employee Benefits Continuation (2)	-0-	15,500	15,500	-0-	-0-
Tax Gross-Up	-0-	-0-	-0-	-0-	-0-
TOTAL	$12,199,000	$ 4,327,336	$ 2,563,168	$ -0-	$ -0-

(1)	Represents the “in-the-money” value of unvested stock options based on Akorn’s closing stock price of $6.07 per share on December 31, 2010.
(2)	For Messrs. Dick and Bonaccorsi, represents the estimated cost to continue health and life insurance coverage for 2 years after a change in control.

Director Compensation

Director compensation is set by the Compensation Committee in coordination with management and submitted to the Board for approval.  In 2010, the Committee asked its independent compensation consultant to review its current compensation using published survey data.  The analysis showed that current Board practice falls in an appropriate range for a company of its size and in the Pharmaceutical Industry.  Given considerable consolidation in our industry, in 2010, the Compensation Committee decided it should revisit its peer group. The revised peer group was developed with the help of the Committee’s independent compensation consultant and consists of: Hi Tech Pharmaceutical, Inspire Pharmaceuticals, ISTA Pharamaceuticals, Lannet Co., Obagi Medical Products, Par Pharmaceutical and QLT, Inc. The committee found that there are few pubic companies in their industry and size that compare with Akorn.

Upon their appointments to the Board in 2009, Messrs. Meyer, Tambi and Weinstein were each granted the option to purchase 20,000 shares of our common stock at the market prices in effect on date of grant.  The options vested immediately upon grant and expire five years from grant date if not exercised.  The grant date for the 20,000 options granted to Messrs. Meyer and Tambi was June 22, 2009, and the grant date for the 20,000 options granted to Mr. Weinstein was August 7, 2009.  Our directors currently receive modest amounts in cash and each has stock or stock options. While the Company has not yet adopted any stock ownership guidelines for its Board, given the number of shares beneficially owned by Board members as of March 11, 2011, the Company is confident each independent director could currently fulfill a requirement to own a multiple of 3 – 5 times his annual director’s fees.  The compensation committee has discussed adding this requirement.

In 2010, the Compensation Committee and the independent compensation consultant conducted a review of comparator companies before determining and recommending to the full Board compensation for the Board and committee members, consisting of both cash and equity compensation as follows:

Board Fees:
Chairman of the Board Annual Compensation:	$ 50,000
Board Member Annual Compensation:	$ 30,000

Committee Membership Fees:
Compensation Committee Member:	$ 2,500
Audit Committee Member:	$ 2,500
Nominating and Governance Committee Member:	$ 1,500
Committee Chairperson:	$ 5,000

In addition to the cash compensation detailed above, stock options carrying a grant-date fair value of approximately $40,000 based on a Black-Scholes model are to be granted to each Board member, other than the Chairman, under the Company’s Stock Option Plan, with the award immediately vesting and exercisable upon grant.

Each continuing director, other than our Chairman, received a grant of 25,000 options on May 21, 2010 for his annual service as director.  In addition, upon his election to the Board on May 21, 2010, Mr. Abramowitz received an initial grant of 20,000 options, along with a pro rata grant of 14,585 options for his anticipated service as a director from his date of election through the end of calendar year 2010.  All options granted to our directors on May 21, 2010 vested immediately upon grant, bear an exercise price of $2.61 per share and expire five years from date of grant.

In connection with their service as our directors, we have provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.

The following table sets forth compensation paid to our directors for the year 2010:

2010 DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (2)	Option Awards ($) (d) (3)	Total ($) (j)
Dr. John N. Kapoor (Chairman)	50,000	-0-	-0-	50,000
Kenneth S. Abramowitz	19,822	-0-	52,929	72,751
Ronald M. Johnson	41,500	-0-	38,260	79,760
Steven Meyer	38,574	-0-	38,260	76,834
Brian Tambi	30,000	-0-	38,260	68,260
Alan Weinstein	34,390	-0-	38,260	72,650

(1)	The dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	This column presents the aggregate grant date fair value of restricted stock granted during 2010.

(3)
This column presents the aggregate grant date fair value of stock options granted during 2010.  The grant date fair values were determined using the Black-Scholes option valuation model.  The assumptions used were the same as those reflected in Note I to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.  During 2010, our directors were granted the following stock options:  Dr. Kapoor – none; Mr. Abramowitz – 34,585; and Messrs. Johnson, Meyer, Tambi and Weinstein – 25,000 each.  As of December 31, 2010, each director had the following number of options outstanding: Dr. Kapoor – none; Mr. Abramowitz – 34,585; Mr. Johnson – 95,000; and Messrs. Meyer, Tambi and Weinstein – 45,000 each.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ronald M.  Johnson, Chair, Steven J. Meyer and Alan Weinstein who currently comprise the Compensation Committee, are each independent, non-employee directors of Akorn.  No executive officer (current or former) of Akorn served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2010.

PERFORMANCE GRAPH

The following Stock Performance Graph and related information shall not be deemed “soliciting material” or “filed” with the Securities and Exchange Commission, nor should such information be incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference in such filing.

Our common stock was listed on the American Stock Exchange from November 24, 2004 until February 6, 2007 under the symbol “AKN.”  Since February 7, 2007, our common stock has been listed on the NASDAQ Global Market under the symbol “AKRX”.

The graph below compares the cumulative shareholder return on our common stock with the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index over the last five years through December 31, 2010.  The graph assumes $100 was invested in our common stock, and also the two indices presented, at the end of December 2005 and that all dividends were reinvested during the subsequent five-year period.

Total Return Chart	2005	2006	2007	2008	2009	2010
NASDAQ Stock Market (U.S.) Index	100	110	120	72	103	120
NASDAQ Health Services Index	100	100	131	95	126	152
Akorn, Inc. (AKRX)	100	137	161	50	39	133

ANNUAL REPORT

WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF MARCH 11, 2011.  REQUESTS SHOULD BE MADE TO AKORN, INC., ATTENTION: INVESTOR RELATIONS, 1925 WEST FIELD COURT, SUITE 300, LAKE FOREST, ILLINOIS 60045.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, brokers with account holders who are Akorn shareholders may be “householding” our proxy materials.  A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, or call (847) 279-6156.  Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

As of the date of this proxy statement, management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice.  The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

/s/ Joseph Bonaccorsi

Joseph Bonaccorsi
Secretary

Lake Forest, Illinois
April 1, 2011